Exhibit 32

Certifications of CEO and CFO Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Northern Trust Corporation (the “Corporation”) on Form 10-Q for the period ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Frederick H. Waddell, as Chief Executive Officer of the Corporation, and S. Biff Bowman, as Chief Financial Officer of the Corporation, each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Frederick H. Waddell
Frederick H. Waddell
Chief Executive Officer
(Principal Executive Officer)

Date: April 28, 2015

/s/ S. Biff Bowman
S. Biff Bowman
Chief Financial Officer
(Principal Financial Officer)

Date: April 28, 2015

This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Northern Trust Corporation for purposes of section 18 of the Securities Exchange Act of 1934, as amended.